Exhibit 99.1

LANDSEA HOMES REPORTS SELECT PRELIMINARY FINANCIAL RESULTS AND OPERATIONAL HIGHLIGHTS FOR THE FOURTH QUARTER AND FULL YEAR 2020

Newport Beach, Calif. – February 10, 2021 – Landsea Homes Corporation (Nasdaq: LSEA) (“Landsea Homes” or the “Company”), a publicly traded residential homebuilder, is reporting select unaudited preliminary financial results and operational highlights for the fourth quarter and full year ended December 31, 2020. The unaudited results are subject to the completion of Landsea Homes’ quarterly and yearly financial reporting processes and the preparation of the unaudited financial statements for the quarter and year.

Preliminary Fourth Quarter 2020 Highlights Compared to Fourth Quarter 2019

•	Total home sales are expected to increase 3% to $284.7 million.
•	Total home deliveries are expected to increase 111% to 587.
•	Net new home orders are expected to increase 182% to 415 homes.
•	Homes in backlog is expected to increase 520% to 750 homes with a dollar value of $389.3 million.

Management Commentary

“2020 proved to be a pivotal year for Landsea Homes, and we capped off the year with one of the strongest quarters in company history,” said John Ho, CEO of Landsea Homes. “The fourth quarter continued to reflect our strategy of selling a higher volume of entry and move-up level homes in markets that command a lower average sales price. We expect to report that net new home orders in our Arizona market for 2020 increased over 1,000% compared to 2019, and we are now considered a top five home builder in the state.

“The momentum of 2020 has continued into the new year as the housing markets comprising our current footprint, as well as targeted states for expansion, remain strong. This is due to housing supply catching up with the demand brought on by a new work-from-home business model and a significant influx of millennials searching for entry and move-up level homes, underpinned by low interest rates. Landsea Homes is uniquely positioned to capitalize on the current market conditions with our High Performance Homes and LiveFlex™ offerings that address the modern homebuyer’s need for home automation, focus on sustainability and desire for energy savings.

“With these favorable macro tailwinds, we are looking to deploy our successful expansion strategy used in Arizona to additional high-growth markets, such as Texas and Florida, in the coming months. We are incredibly proud of our dedicated employees at Landsea Homes, who are integral to the continued success we’ve had, and we remain optimistic about capitalizing on the growth opportunities ahead of us as we enter our first year of being a publicly traded company.”

Preliminary Fourth Quarter 2020 Select Financial and Operational Results

Total home sales are expected to increase 3% to $284.7 million with 587 homes delivered at an average sales price of approximately $485,000 compared to $275.2 million with 278 homes delivered at an average sales price of approximately $990,000 in the fourth quarter of 2019.

Net new home orders are expected to increase 182% to 415 homes with a dollar value of $235.4 million and an average sales price of approximately $567,000 compared to 147 homes with a dollar value of $130.6 million and an average sales price of approximately $888,000 in the prior year period.

Preliminary Full Year 2020 Select Financial and Operational Results

Total home sales are expected to increase 29% to $734.6 million with 1,527 homes delivered at an average sales price of approximately $481,000 compared to $568.9 million with 597 homes delivered at an average sales price of approximately $953,000 in 2019.

Net new home orders are expected to increase 294% to 1,891 homes with a dollar value of approximately $968.4 million and an average sales price of approximately $512,000 compared to 480 homes with a dollar value of approximately $461.3 million and an average sales price of approximately $961,000 in the prior year.

Total backlog is expected to increase 520% to 750 homes with a dollar value of $389.3 million and an average sales price of approximately $519,000 at the end of 2020 compared to 121 homes with a dollar value of $84.0 million and an average sales price of approximately $694,000 at the end of the prior year.

Total lots owned or controlled are expected to increase 41% to 6,680 compared to 4,724 at December 31, 2019.

Landsea Homes expects to report its fourth quarter and full year 2020 financial results in March 2021.

About Landsea Homes

Landsea Homes Corporation (Nasdaq: LSEA) is a publicly traded residential homebuilder based in Newport Beach, CA that designs and builds best-in-class homes and sustainable master-planned communities in some of the nation’s most desirable markets. The company has developed homes and communities in New York, Boston, New Jersey, Arizona, and throughout California in Silicon Valley, Los Angeles and Orange County.

An award-winning homebuilder that builds suburban, single-family detached and attached homes, mid-and high-rise properties, and master-planned communities, Landsea Homes is known for creating inspired places that reflect modern living and provides homebuyers the opportunity to “Live in Your Element.” Our homes allow people to live where they want to live, how they want to live – in a home created especially for them.

Driven by a pioneering commitment to sustainability, Landsea Homes’ High Performance collection features homes that are responsibly designed to take advantage of the latest innovations with home automation technology supported by Apple®. Homes in this collection include features that make life easier and provide energy savings that allow for more comfortable living at a lower cost through sustainability features that contribute to healthier living for both homeowners and the planet.

Our Garrett-Walker collection offers unique, affordably priced and value-based single-family homes in some of the nation’s fastest growing and most desirable markets. Homebuyers enjoy the confidence of owning a quality home that provides lasting value. One of the most trusted brands in the region, this collection continues to attract everyone from first-time homeowners to those seeking more room for their growing families.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees and stakeholders by creating an unparalleled lifestyle experience that is unmatched.

For more information on Landsea Homes, visit: www.landseahomes.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations for future financial performance, business strategies or expectations for our business, including as they relate to anticipated effects of the business combination with LF Capital and LFCA Merger Sub, Inc. (the “Business Combination”). These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Landsea Homes cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. When used in this press release, words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “look” or similar expressions may identify forward-looking statements. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;
•	the future financial performance of the Company following the Business Combination;
•	changes in the market for Landsea Homes’ products and services; and
•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this press release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward- looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Landsea Homes has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to:

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the combined businesses, and the ability of the combined business to grow and manage growth profitably;
•	costs related to the Business Combination;
•	the ability to maintain the listing of Landsea Homes’ securities on Nasdaq;
•	the outcome of any legal proceedings that may be instituted against the Company following consummation of the Business Combination;
•	changes in applicable laws or regulations;
•	the inability to launch new Landsea products or services or to profitably expand into new markets;
•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties indicated in Landsea Homes’ SEC reports or documents filed or to be filed with the SEC by Landsea Homes.

Media Contact:

Annie Noebel

Cornerstone Communications

anoebel@cornerstonecomms.com

(949) 449-2527

Investor Relations Contact:

Cody Slach or Cody Cree

Gateway Investor Relations

LSEA@gatewayir.com

(949) 574-3860

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